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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CyberSource Corporation 1999 Stock Option Plan, the CyberSource Corporation 1999 Non-Qualified Stock Option Plan and the Restricted Stock Purchase Right of CyberSource Corporation of our report dated January 17, 2000 with respect to the consolidated financial statements and schedule of CyberSource Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1999.

San Jose, California
August 4, 2000

/s/ Ernst & Young LLP